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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-116013 of Fedders North America, Inc. on Form S-4 of our reports dated November 14, 2003 (which reports express an unqualified opinion and include an explanatory paragraph relating to a change in method of accounting for goodwill and other intangible assets in 2003), appearing in the Annual Report on Form 10-K of Fedders Corporation for the fiscal year ended August 31, 2003, and to the use of our report dated November 14, 2004 (February 13, 2004, as to Note 16) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for goodwill and other intangible assets in 2003), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

June 14, 2004
Parsippany, New Jersey